UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2019

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On April 23, 2019, Rollins, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the meeting, the following matters were submitted to a vote of the stockholders:

1. Election of Directors.

			Broker
Election of Class III Directors	For	Withheld	Non-Votes
Bill J. Dismuke	290,620,467	7,716,264	12,075,202
Thomas J. Lawley, M.D.	294,923,448	3,413,283	12,075,202
John F. Wilson	270,088,501	28,248,230	12,075,202

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2022 or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	309,126,380
Against	1,171,207
Abstain	114,346
Broker non-votes	—

Shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2019.

3. To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock of 550,500,000 shares.

For	306,554,088
Against	3,017,736
Abstain	748,384
Broker non-votes	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: April 23, 2019	By:	/s/ Paul Edward Northen
	Name:	Paul Edward Northen
	Title:	Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)